SUB-ITEM 77Q1(e)

INVESTMENT SUBADVISORY AGREEMENT
SEI INSTITUTIONAL INVESTMENTS
TRUST
       AGREEMENT made as of this 18th day of
January 2014 between SEI Investments Management
Corporation (the Adviser) and QS Investors, LLC (the
SubAdviser).

       WHEREAS, SEI Institutional Investments
Trust, a Massachusetts business trust (the
Trust), is registered as an openend management investment company under the Investment Company
Act of 1940, as amended (the 1940 Act); and

       WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated June 14, 1986, as amended, (the Advisory Agreement) with the Trust, pursuant to which the Adviser acts as investment adviser to each series of the Trust set forth on Schedule A attached hereto (each a Fund, and collectively, the Funds), as such Schedule may be amended by mutual agreement of the parties hereto; and

       WHEREAS, the Adviser, with the approval of the Trust, desires to retain the SubAdviser to provide investment advisory services to the Adviser in connection with the management of a Fund, and the SubAdviser is willing to render such investment advisory services.

NOW, THEREFORE, the parties hereto agree as follows:

I.	Duties of the SubAdviser. Subject to
supervision by the Adviser and the Trusts
Board of Trustees, the SubAdviser shall
manage all of the securities and other
assets of each Fund entrusted to it
hereunder (the Assets), including the
purchase, retention and disposition of the Assets, in accordance with the Funds investment objectives, policies and restrictions as stated in each Funds prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time
(referred to collectively as the Prospectus), the Trusts Declaration of Trust (as defined herein), as amended from time to time, the Trusts amended and restated by laws, as amended from time to time, any other investment guidelines on instructions received by the Sub Adviser in writing from the Adviser from time to time and subject to the following:

(a)	Any amendments to the foregoing
documents will not be deemed effective
with respect to the Sub Adviser until
the Sub Advisers receipt.

(b)	The Sub Adviser shall, in consultation
with and subject to the direction of
the Adviser, determine from time to
time what Assets will be purchased,
retained or sold by a Fund, and what
portion of the Assets will be invested
or held uninvested in cash.

(c)	In the performance of its duties and
obligations under this Agreement, the
Sub Adviser shall act in conformity
with the Trusts Declaration of Trust
(as defined herein), Prospectus,
Compliance Policies and Procedures and
with the written instructions and
directions of the Adviser and of the
Board of Trustees of the


Trust and will conform to and comply
with the requirements of the 1940
Act, Subchapter M of the Internal
Revenue Code of 1986 (the Code), and
all other applicable federal and state
laws and regulations, as each is
amended from time to time.

(d)	The Sub Adviser shall determine the
Assets to be purchased or sold by a
Fund as provided in subparagraph (b)
and will place orders with or through
such persons, brokers or dealers to
carry out the policy with respect to
brokerage set forth in a Funds
compliance  policy  and  procedures
or as the Board  of Trustees  or the
Adviser may direct in writing from
time to time, in conformity with all
federal securities laws.  In executing
Fund transactions and selecting
brokers or dealers, the Sub Adviser
will use its best efforts to seek on
behalf of each Fund the best overall
terms available.	In assessing the
best  overall terms available  for
any transaction,  the  Sub Adviser
shall  consider  all factors that  it
deems relevant, including, but not
limited to, the breadth of the market
in the security, the price of the
security, the financial condition and
execution  capability  of the broker
or dealer, and the reasonableness  of
the commission, if any, both for the
specific transaction  and  on  a
continuing  basis.	In  evaluating
the  best  overall  terms available,
and in selecting the broker dealer to
execute a particular transaction, the
Sub Adviser may also consider the
brokerage and research services
provided (as those terms are defined
in Section 28(e) of the Securities
Exchange Act of 1934 (the Exchange
Act)).  Consistent with any guidelines
established by the Board of Trustees
of the Trust and Section 28(e) of the
Exchange Act, the Sub Adviser is
authorized  to pay to a broker  or
dealer  who provides  such brokerage
and research services a commission for
executing a portfolio transaction for
a Fund which is in excess of the
amount of commission another broker or
dealer would have  charged  for
effecting  that  transaction  if,  but
only  if,  the  Sub Adviser determines
in good faith that such commission was
reasonable in relation to the value of
the brokerage and research services
provided by such broker or dealer
viewed  in  terms  of  that
particular  transaction   or  in
terms  of  the  overall
responsibilities of the Sub Adviser to
its discretionary clients, including a
Fund. In addition, the Sub Adviser is
authorized to allocate purchase and
sale orders for securities to brokers
or dealers (including brokers and
dealers that are affiliated with the
Adviser,  Sub Adviser or the Trusts
principal underwriter) if the Sub
Adviser  believes  that  the  quality
of the  transaction  and  the
commission  are comparable to what
they would be with other qualified
firms.   In no instance, however, will
a Funds Assets be purchased  from or
sold to the Adviser,  Sub Adviser,
the Trusts principal underwriter, or
any affiliated person of either the
Trust, Adviser, the Sub Adviser or the
principal underwriter, acting as
principal in the transaction,  except
to the extent permitted by the
Securities and Exchange Commission
(SEC), the Investment  Advisers  Act
of  1940, as amended  (the (Advisers
Act),   and the 1940 Act.

(e)	The Sub Adviser shall maintain all
books and records with respect to
transactions involving the Assets
required by subparagraphs (b)(5), (6),
(7), (9), (I0) and (11) and paragraph
(f) of Rule 3la 1 under the 1940 Act.
The Sub Adviser shall keep


the books and records relating to the
Assets required to be maintained by the
Sub Adviser under this Agreement and
shall timely furnish to the Adviser
all information relating to the Sub
Advisers services under this Agreement
needed by the Adviser to keep the
other books and records of a Fund
required by Rule 3la l under the 1940
Act. The Sub Adviser agrees that all
records that it maintains on behalf of
a Fund are property of the Fund and
the Sub Adviser will surrender promptly
to a Fund any of such records upon the
Funds request; provided, however, that
the Sub Adviser may retain a copy of
such records. In addition, for the
duration of this Agreement, the Sub
Adviser shall preserve for the periods
prescribed by Rule 3la 2 under the
1940 Act any such records as are
required to be maintained by it
pursuant to this Agreement, and shall
transfer said records to any successor
sub adviser upon the termination of
this Agreement (or, ifthere is no
successor sub adviser, to the Adviser).

(f) The Sub Adviser shall provide a Funds custodian on each business day with information relating to all transactions concerning a Funds Assets and shall provide the Adviser with such information upon request of the
Adviser.

(g)	To the extent called for by the Trusts
Compliance Policies and Procedures, or
as reasonably  requested  by a Fund,
the  Sub Adviser  shall provide  the
Fund with information  and advice
regarding Assets to assist the Fund
in determining the appropriate
valuation of such Assets.

(h)	The investment management services
provided by the Sub Adviser under
this Agreement are not to be deemed
exclusive and the Sub Adviser shall be
free to render similar services to
others, as long as such services do
not impair the services rendered to the
Adviser or the Trust.

(i)	The Sub Adviser shall promptly notify
the Adviser of any financial condition
that is reasonably likely to impair
the Sub Advisers ability to fulfill
its commitment under this Agreement.

G) (i) Except under  the  circumstances  set
forth  in  subsection  (ii),  the
Sub Adviser shall not be
responsible for reviewing proxy
solicitation materials or voting
and handling proxies in relation
to the securities held as Assets
in  a  Fund.	If the  Sub
Adviser  receives  a misdirected
proxy,  it  shall promptly
forward such misdirected proxy to
the Adviser.

(ii) The Sub Adviser hereby agrees
that upon 60 days written notice
from the Adviser, the Sub Adviser
shall assume responsibility for
reviewing proxy solicitation
materials and voting proxies in
relation to the securities held
as Assets in a Fund. As of the
time the Sub Adviser shall
assume such responsibilities with
respect to proxies under this
sub section (ii), the Adviser
shall instruct the custodian and
other parties providing services
to a Fund to promptly forward
misdirected proxies to the Sub
Adviser.


(k)	In performance of its duties and
obligations under this Agreement, the
Sub Adviser shall not consult with
any other sub adviser to a Fund or a
sub adviser to a portfolio that is
under common control with a Fund
concerning the Assets, except as
permitted by the policies and
procedures of a Fund. The Sub Adviser
shall not provide investment advice to
any assets of a Fund other than the
Assets.

(1)	On occasions when the Sub Adviser deems
the purchase or sale of a security to
be in the best interest of a Fund as
well as other clients of the Sub
Adviser, the Sub Adviser may, to the
extent permitted by applicable law and
regulations, aggregate the order for
securities to be sold or purchased. In
such event, the Sub Adviser will
allocate securities so purchased or
sold, as well as the expenses incurred
in the transaction, in a manner the
Sub Adviser reasonably considers to be
equitable and consistent with its
fiduciary obligations to a Fund and
to such other clients under the
circumstances.

(m)	The Sub Adviser shall provide to  the
Adviser or the Board of  Trustees such
periodic and special reports, balance
sheets or financial information, and
such other information with regard to
its affairs as the Adviser or Board
of Trustees may reasonably request.
The Sub Adviser shall also furnish to
the Adviser any other information
relating to the Assets that is
required to be filed by the Adviser or
the Trust with the SEC or sent to
shareholders under the 1940 Act
(including the rules adopted
thereunder) or any exemptive or other
relief that the Adviser or the Trust
obtains from the SEC.

(n)	With respect to the Assets of a Fund,
the Sub Adviser shall file any
required reports with the SEC pursuant
to Section 13(l) and Section 13(g) of
the Securities Exchange Act of 1934,
as amended and the rules and
regulations thereunder.

To the extent permitted by law, the services to be furnished by the Sub Adviser under this Agreement may be furnished through the medium of any of the Sub Advisers partners, officers, employees or control affiliates;
provided, however, that the use of such
mediums does not relieve the Sub Adviser from any obligation or duty under this Agreement.

2.	Duties of the Adviser. The Adviser shall
continue to have responsibility for all
services to be provided to each Fund
pursuant to the Advisory Agreement and
shall oversee and review the Sub Advisers performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub Adviser of responsibility for compliance with the Trusts Declaration of Trust (as defined herein), Prospectus, Compliance Policies and Procedures, the written instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3.	Delivery of Documents. The Adviser has
furnished the Sub Adviser with copies of each of the following documents:


(a)	The Trusts Agreement and Declaration
of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts
(such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the Declaration of Trust);

(b)	By Laws of the Trust (such By Laws,
as in effect on the date of this Agreement and as amended from time to time, are herein called the By Laws); and

(c)	Prospectus of each Fund.

4.	Compensation to the Sub Adviser. For the
services to be provided by the Sub Adviser pursuant to this Agreement, the Adviser will pay the Sub Adviser, and the Sub
Adviser agrees to accept as full
compensation therefor, a subadvisory fee at the rate specified in Schedule B which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily value of the Assets, excluding cash with respect to a Fund that is an equity fund, under the Sub Advisers management and will be paid to the Sub
Adviser monthly. For the avoidance of
doubt, notwithstanding the fact that the Agreement has not been terminated, no fee will be accrued under this Agreement with respect to any day that the value of the Assets under the Sub-Advisers management equals zero. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

5.	Indemnification. The Sub-Adviser shall
indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys fees and other related expenses) howsoever arising from or in connection with the performance of the Sub-Advisers obligations under this Agreement; provided, however, that the Sub-Advisers obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Advisers own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

The Adviser shall indemnify and hold
harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys fees and other related expenses) howsoever arising from or in connection with the performance of the Advisers obligations under this Agreement; provided, however, that the Advisers obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub
Adviser, is caused by or is otherwise
directly related to the Sub-Advisers own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

6.	Duration and Termination. This Agreement
shall become effective upon approval by the Trusts Board of Trustees and its execution by the parties hereto. Pursuant to the exemptive relief obtained in the SEC Order dated April 29, 1996, Investment Company Act
Release No. 21921, approval of the
Agreement by a majority of the outstanding voting securities of a Fund is not required, and the Sub-Adviser acknowledges that it and any other sub-adviser so selected and
approved shall be without the protection
(if any) accorded by shareholder approval of an investment advisers receipt of compensation under Section 36(b) of the 1940
Act.

This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to a Fund (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days nor less than 30 days written notice to the Sub
Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days written notice to the Adviser.
This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement with the Trust. As used in this Paragraph 6, the terms assignment and vote of a majority of the outstanding voting securities shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7.	Compliance Program  of the Sub-Adviser.	The
Sub-Adviser hereby represents and warrants that:

(a)	in accordance with Rule 206(4)-7 under
Advisers Act, the Sub-Adviser has
adopted and implemented and will
maintain written policies and
procedures reasonably designed to
prevent violation by the Sub-Adviser
and its supervised persons (as such
term is defined in the Advisers Act)
of the Advisers Act and the rules the
SEC has adopted under the Advisers Act;
and

(b)	to the extent that the Sub-Advisers
activities or services could affect a
Fund, the Sub-Adviser has adopted and
implemented and will maintain written
policies and procedures that are
reasonably designed to prevent
violation of the federal securities
laws (as such term is defined in Rule
38a-l under the 1940 Act) by the Funds
and the Sub-Adviser (the policies and
procedures referred to in this
Paragraph 7(b), along with the
policies and procedures referred to
in Paragraph 7(a), are referred to
herein as the Sub-Advisers Compliance
Program).

8.	Reporting of Compliance Matters.

(a)	The Sub-Adviser shall promptly provide
to the Trusts Chief Compliance Officer
(CCO) the following documents:

(i)	copies of all SEC examination
correspondences, including
correspondences regarding books
and records examinations and
sweep examinations, issued during
the term of this Agreement, in
which the SEC identified any
concerns, issues or matters
(such correspondences are
commonly referred to as
deficiency letters) relating to
any aspect of the


Sub-Advisers   investment
	advisory
business   and   the   Sub
Advisers responses thereto;

(ii)	a report of any material
violations of the Sub-Advisers
Compliance Program or any
material compliance matters (as
such term is defined in Rule
38a-l under the 1940 Act) that
have occurred with respect to
the Sub-Advisers Compliance
Program;

(iii)	a report of any material changes
to the policies and procedures
that compose the Sub-Advisers
Compliance Program;

(iv)	a copy of the Sub-Advisers chief
compliance officers report (or
similar docurnent(s) which serve
the same purpose) regarding his
or her annual review of the Sub
Advisers Compliance Program, as
required by Rule 206(4)-7 under
the Advisers Act; and

(v)	an annual (or more frequently as
the Trusts CCO may reasonably
request) representation regarding
the Sub-Advisers compliance with
Paragraphs 7 and 8 of this
Agreement.

(b)	The Sub-Adviser shall also provide the
Trusts CCO with:

(i)	reasonable access to  the
testing, analyses, reports and
other documentation, or
summaries thereof, that the Sub
Advisers chief compliance officer
relies upon to monitor the
effectiveness of the
implementation of the Sub
Advisers Compliance Program; and

(ii)	reasonable access, during normal
business hours,  to the Sub
Advisers facilities for the
purpose of conducting pre
arranged on-site compliance
related due diligence meetings
with personnel of the Sub
Adviser.

9. Governing Law. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

I 0. Severability. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

11. Notice. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:


To the Adviser at:
SEI Investments Management Corporation
One Freedom Valley Drive
Oaks, PA 19456
Attention: Legal Department

To the Trusts CCO at:
SEI Investments Management Corporation
One Freedom Valley Drive
Oaks, PA 19456
Attention: Russ Emery

To the Suh-Adviser at:
QS Investors, LLC
880 Third Avenue, 7th floor
New York, New York 10022
Attention: Daniel Holman, COO
12.	Noncompete Provisions.

(a)	The Sub-Adviser hereby agrees that, the
Sub-Adviser will:

(i)	waive enforcement of any
noncompete agreement or other
agreement or arrangement to
which it is currently a party
that restricts, limits, or
otherwise interferes with the
ability of the Adviser to employ
or engage any person or entity to
provide investment advisory or
other services and will transmit
to any person or entity notice
of such waiver as may be
required to give effect to this
provision; and

(ii)	not become a party to any
noncompete agreement or other
agreement or arrangement that
restricts, limits or otherwise
interferes with the ability of
the Adviser to employ or engage
any person or entity to provide
investment advisory or other
services.

(b)	Notwithstanding	any termination
of this
	Agreement,	the	Sub
Advisers obligations under this
Paragraph 12 shall survive.

13.	Amendment of Agreement. This  Agreement may
be amended only by written agreement of the Adviser and the Sub-Adviser and only in accordance with the provisions of the 1940
Act and the rules and regulations promulgated thereunder.

14.	Entire Agreement. This Agreement embodies
the entire agreement and understanding
between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreements subject matter.
This Agreement may be executed in any
number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

In the event the terms of this Agreement are applicable to more than one portfolio of the Trust (for purposes of this Paragraph 14, each a Fund), the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the prov1s10ns contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Paragraph 6 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.

15.	Miscellaneous.

(a)	A copy of the Declaration of Trust is on
file with the Secretary of State of the
Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of a Fund or the Trust.

(b)	Where the effect of a requirement of the
1940 Act or Advisers Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.


SEI Investments Management Corporation	QS Investors,
LLC

By:
___/s/ James Smigiel_____________

By:
____/s/ Ellen Needham_________________

Name:
___/s/ James Smigiel______________

Name:
____/s/ Ellen Needham_________________

Title:
___Vice President____________________

Title:
____President
_________________


By:
___/s/ Daniel Holman_____________

By:
____/s/ Ellen Needham_________________

Name:
___/s/ Daniel Holman______________

Name:
____/s/ Ellen Needham_________________

Title:
___COO
_______________

Title:
____President
_________________




Schedule A to the
Sub-Advisory Agreement
between
SEI Investments Management
Corporation and
QS Investors, LLC
As of January 8, 2014
SEI INSTITUTIONALINVESTMENTS
TRUST

Multi-Asset Real Return Fund


Schedule B to the
Sub-Advisory Agreement
between
SEI Investments Management
Corporation and
QS Investors, LLC
As of January 8, 2014
Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust



[REDACTED]





Agreed and Accepted:


SEI Investments Management Corporation	QS Investors,
LLC



By:
___/s/ James Smigiel_____________

By:
____/s/ Ellen Needham_________________

Name:
___/s/ James Smigiel______________

Name:
____/s/ Ellen Needham_________________

Title:
___Vice President____________________

Title:
____President
_________________


By:
___/s/ Daniel Holman_____________

By:
____/s/ Ellen Needham_________________

Name:
___/s/ Daniel Holman______________

Name:
____/s/ Ellen Needham_________________

Title:
___COO
_______________

Title:
____President
_________________